FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            COMPLETE MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


                  New York                                      11-3149119
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    (State of incorporation or organization)                (I.R.S. Employer
                                                           Identification No.)


        254 West 31st Street, New York, New York                    10001
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     (Address of principal executive office)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered

    Convertible Subordinated                        American Stock Exchange

      Debentures Due 2003
  ---------------------------                      ---------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

     The description of securities required by this Item is contained in the registration statement of the Registrant on Form S-1, File No. 333-15531, filed with the Securities and Exchange Commission on November 5, 1996, and is incorporated herein by reference to such filing. See "Description of Debentures."

Item 2. Exhibits

     The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with its registration statements:

     (a) Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement on Form S-1 No. 33-97894).

     (b) Specimen copy of the Debenture Certificate for the Convertible Subordinated Debentures Due 2003 (the "Debentures"). (Exhibit 4.4 to the Registration Statement on Form S-1, No. 333-15531).

     (c) Specimen copy of the Debenture Certificate for the Convertible Subordinated Debentures due August 15, 2003 ("First Series Debentures"). (Exhibit 4.4 to the Registration Statement on Form S-1 No. 333-4262).

     (d) Copies of all constituent instruments defining the rights of the holders of the Debentures, the First Series Debentures and the Common
          Stock:

          (i) Certificate of Incorporation (Exhibit 3.1 to the Registration Statement on Form S-1 No. 33-97894);

          (ii) Certificate of Amendment to the Certificate of Incorporation (Exhibit 3.2 to the Registration Statement on Form S-1 No. 33-97894);

          (iii) By-Laws (Exhibit 3.3 to the Registration Statement on Form S-1 No. 33-97894);

          (iv) Shareholders Agreement among Steven Rabinovici, Lawrence W. Shields, Marie Graziosi, David Jacaruso and Dennis Shields (Exhibit 10.1 to the Registration Statement on Form S-1 No. 33-97894);

          (v) Form of Indenture (covering the Debentures). (Exhibit 4.3 to the Registration Statement on Form S-1, File No. 333-15531);

          (vi) Indenture (covering the First Series Debentures). (Exhibit 4.5 to the Registration Statement on Form S-1 No. 333-15531).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 4, 1996

                                        COMPLETE MANAGEMENT, INC.


                                   By:  /s/ Steven Rabinovici
                                        Steven Rabinovici,
                                        Chairman and Chief Executive Officer